SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

—————

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 24, 2005

FUELNATION INC.

Florida	1-12350	65-0827283
(State or Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification Number)

4121 SW 47th Avenue,

Suite 1301

Davie, FL 33314

Registrant's telephone number, including area code: 954-587-3775

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Registrant, effective as of January 24, 2005, through its wholly owned subsidiary, Leman Energy Trading Inc. (LEMAN) has executed a long term contract with Falcon Oil, to acquire Marine Gas Oil from PETRÓLEOS DE VENEZUELA, S.A. (PDVSA). This contract allows us to increase our product purchasing capability for LEMAN to over $100 million dollars per month and expand our operations into South America.

The value of the Registrant’s contract for the next twelve months is approximately USD $1,200,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2005

FUELNATION INC.

By	/s/ CHRISTOPHER ROBERT SALMONSON
Christopher Robert Salmonson
Chief Executive Officer